Exhibit 99.1

Dear Valued Shareholders,

For Transportation and Logistics Systems, Inc. (the “Company” or “TLSS”), 2019 was a year of both encouraging developments and several challenges.

Revenue more than doubled during the year, reaching $32.0 million, compared to revenue of $18.1 million in 2018. These gains reflected the Company’s expansion into four new states and a large increase in volume from our primary customer, Amazon.

While the recent coronavirus pandemic has affected the country in dramatic ways, the Company’s delivery operations on behalf of Amazon and our other customers remain active. Shipping has been classified as an “essential business” and consumers have been increasing their online purchases due to sequestering, leading to growing demand for our services. In fact, Amazon has provided additional financial support to implement an hourly pay rate hike for our van drivers and raised our allowance for leased vans.

The transportation and logistics sector is an integral and growing part of the U.S. economy that has experienced significant growth since the country had emerged from recession. Over the ten years between 2008 and 2017, the industry has grown 12.7% and added 416,316 jobs. This growth outpaced the 5% job growth of the U.S. as a whole over the same time period. With the growing e-commerce sector driving the growth of the logistics market, the U.S. e-commerce industry is expected to register exponential growth going forward and account for 7% of all U.S. retail sales by 2023. Lasting changes to the economy from the effects of the pandemic may accelerate this growth.

Our expansion in the second half of 2019 reflected our expectation for a very busy holiday season, based upon our relationship and discussions with Amazon. As such, the Company increased its number of vehicles, drivers, and independent contract drivers in anticipation of an increase in business during the holiday shopping season. In addition, the Company opened several new locations in the States of Georgia, Florida, Ohio and Tennessee, during the months of October through December 2019, adding to our existing locations in New Jersey, New York and Pennsylvania. This expansion contributed to the $10.0 million of revenue generated during the final quarter of 2019, which was nearly one-third of total revenue for the year.

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However, during this ramp up and rapid growth of volume in the fourth quarter, the Company was experiencing significant cash flow constraints which put substantial financial pressure on the Company during December 2019 and January 2020. In retrospect, the revenue growth we experienced came at a cost, as margins declined, and operating expenses grew. As a result, short-term debt increased in an attempt to compensate for the cash flow deficiency.

The management team had undertaken a number of financial related actions in the second half of 2019 to fund the growth that we foresaw. These included restructuring the balance sheet in August 2019 by entering into a $2.3 million Senior Secured Convertible Note financing, to be utilized, in part, to retire some of the then existing debts. In November 2019, we engaged the services of an investment banker to undertake a capital raise. However, by year end, it became apparent that the capital raise we had been working hard to secure was not going to materialize due to our overall financial condition.

In addition, a significant number of convertible notes that we had issued in August were converted into common stock in the early weeks of 2020. This has resulted in a growing number of common shares outstanding and has likely been a major contributor to the recent substantial downward pressure on the Company’s stock price.

Restructuring

With growing recognition of the Company’s challenges, the Board of Directors engaged a restructuring and turnaround expert, Sebastian Giordano, to assist in stabilizing the financial foundation of the Company. Within several weeks of his signing in mid-February 2020, Mr. Giordano has made great strides. His actions have included: (i) negotiating discounted settlement agreements with several merchant credit advance companies that, when completed, will eliminate $1.7 million in toxic debt instruments; (ii) assisting the Company in implementing approximately $1.0 million in non-driver, operating, administrative and corporate overhead cost reductions; (iii) pursuing numerous financing alternatives to restructure the Company’s convertible and non-convertible debt and payables; and (iv) working with operations management to control the cost of sales and other operating expenses in order to improve gross profit margins.

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While this process is just beginning and there are still more issues to be addressed to restructure the Company’s debt burden, our primary short-term objective is to build a foundation in which the Company’s core operations are consistently profitable. We intend to continue to work closely with Mr. Giordano from a financial, operational and strategic perspective to improve our financial condition and position the Company for future growth.

We believe the positive impact of these initial cost-savings measures and our now laser sharp focus on operating margins will be reflected in our 2nd quarter financial results, particularly in light of increased demand for our services caused by the COVID-19 outbreak.

Impact of Coronavirus

In February 2020, we announced that we had entered into a definitive agreement, subject to completing satisfactory due diligence, to acquire the assets of GRC Trucking, a New Jersey based full-service logistics provider specializing in the import/export ocean and rail intermodal and drayage shipping, by March 31, 2020. However, due to the COVID outbreak, the parties are having ongoing discussions about when it would be appropriate to resume the process.

In addition to other capital raising and debt structuring efforts, the Company is also aggressively pursuing any financial assistance that may be available to it under the recently enacted Coronavirus Aid, Relief and Economic Security (CARES) Act, although there is no assurance that the Company will be approved for any such financial assistance.

In light of all the operating and financial cross currents, we have also filed for an extension of time to file our Annual Form 10-K, originally due on March 30, 2020. The extension, allowed by the Securities and Exchange Commission due to circumstances caused by the pandemic, provides the Company with up to 45 additional days to meet its filing requirement, which we expect to meet.

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Going Forward

As our need for financial restructuring became clear, we temporarily halted our strategy to aggressively acquire related businesses in the transportation and logistics industry. As the industry is highly fragmented and there are many acquisition opportunities available to build our business, we first need to ensure that our foundation is fiscally sound.

Specifically, we believe that in order to secure the requisite capital to execute our strategy for growth, the Company must demonstrate that: (i) its underlying business is profitable; (ii) our corporate overhead is reasonable; and (iii) we have restructured our debts and liabilities to manageable levels.

Conclusion

In closing, we believe that the bold steps we have recently undertaken will right-size the Company’s operations and strengthen our financial foundation. We are working hard to position TLSS for the resumption of organic growth and execution of our acquisition strategy in the rapidly growing logistics industry, the ultimate goal of which is to maximize shareholder value.

On behalf of management and the Board of Directors, we are united with the country in the fight against COVID-19 and appreciate your continued support.

Stay safe and healthy during these unusual and unprecedented times.

Respectfully,

/s/ John Mercadante

John Mercadante

Chairman of the Board of Directors

Transportation and Logistics Systems, Inc.

April 9, 2020

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Forward Looking Statements

Statements in this letter regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not directly or exclusively relate to historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intend,” “plan,” “goal,” “seek,” “strategy,” “future,” “likely,” “believes,” “estimates,” “projects,” “forecasts,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology. These include, but are not limited to, statements relating to future events or our future financial and operating results, plans, objectives, expectations and intentions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not be achieved. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to known and unknown risks, uncertainties and other factors outside of our control that could cause our actual results, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. In addition to the risks described above, these risks and uncertainties include: our ability to successfully execute our business strategies, including integration of acquisitions and the future acquisition of other businesses to grow our company; customers’ cancellation on short notice of master service agreements from which we derive a significant portion of our revenue or our failure to renew such master service agreements on favorable terms or at all; our ability to attract and retain key personnel and skilled labor to meet the requirements of our labor-intensive business or labor difficulties which could have an effect on our ability to bid for and successfully complete contracts; the ultimate geographic spread, duration and severity of the coronavirus outbreak and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or ameliorate its effects; our failure to compete effectively in our highly competitive industry could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance; our ability to adopt and master new technologies and adjust certain fixed costs and expenses to adapt to our industry’s and customers’ evolving demands; our history of losses, deficiency in working capital and a stockholders’ deficit and our ability to achieve sustained profitability; material weaknesses in our internal control over financial reporting and our ability to maintain effective controls over financial reporting in the future; our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations; the impact of new or changed laws, regulations or other industry standards that could adversely affect our ability to conduct our business; and changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this letter. Given these uncertainties, you should not place undue reliance on these forward-looking statements and should consider various factors, including the risks described, among other places, in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the Securities and Exchange Commission.

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